                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires: February 28, 2006
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                                                      hours per response...12.75

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           Plan Investment Fund, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           Plan Investment Fund, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                           PLAN INVESTMENT FUND, INC.
                               2 MID AMERICA PLAZA
                                    SUITE 200
                        OAKBROOK TERRACE, ILLINOIS 60181

                          NOTICE OF SPECIAL MEETING OF
                        PARTICIPATION CERTIFICATE HOLDERS
                        TO BE HELD ON SEPTEMBER 22, 2006

TO:  The Participation Certificate Holders of Plan Investment Fund, Inc.

     A Special Meeting of Participation Certificate holders of Plan Investment Fund, Inc. (the "Company") will be held on September 22, 2006, at 10:00 A.M. CT at the offices of BCS Financial Services Corporation, 2 Mid America Plaza, Suite 200, Oakbrook Terrace, Illinois, for the following purposes:

(1) To approve new investment advisory agreements between the Company and the Company's current investment adviser, BlackRock Institutional Management Corporation; and

(2)  To transact such other business as may properly come before the meeting.

     The subjects referred to above are discussed in the Proxy Statement attached to this Notice. Each Participation Certificate holder is invited to attend the Special Meeting of Participation Certificate holders in person. If a quorum is not present at the special meeting, the Company reserves the right to adjourn the meeting.

     Participation Certificate holders of record at the close of business on July 31, 2006 have the right to vote at the meeting, provided that, with respect to proposal (1) above, only holders of Participation Certificates of a particular Portfolio have the right to vote with respect to the investment advisory agreement relating to such Portfolio.

     Whether or not you expect to be present at the meeting, we urge you to complete, date, sign and return the enclosed proxy by September 8, 2006 in the enclosed envelope in order that the meeting may be held and a maximum number of Participation Certificates may be voted.

August 17, 2006


                                        ----------------------------------------
                                        Sandra K. Strutz
                                        Secretary

                           PLAN INVESTMENT FUND, INC.
                               2 MID AMERICA PLAZA
                                    SUITE 200
                        OAKBROOK TERRACE, ILLINOIS 60181

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Plan Investment Fund, Inc. (the "Company") for use at the Special Meeting of Participation Certificate holders to be held on September 22, 2006, at 10:00 A.M. CT at the offices of BCS Financial Services Corporation, 2 Mid America Plaza, Suite 200, Oakbrook Terrace, Illinois (such meeting, including any adjournment thereof, being referred to herein as the "Meeting"). The Company will bear all proxy solicitation costs, provided that as discussed below under "Approval of Investment Advisory Agreements--Fees and Expenses," BlackRock Institutional Management Corporation ("BIMC" or the "Investment Adviser"), the investment adviser for the Government/REPO Portfolio and the Money Market Portfolio, has agreed to pay or reimburse such costs. Any Participation Certificate ("PC") holder giving a proxy may revoke it at any time before it is exercised by submitting to the Company a written notice of revocation or a subsequently executed proxy or by attending the Meeting and electing to vote in person. This Proxy Statement and the enclosed proxy are expected to be distributed to PC holders on or about August 17, 2006.

     The Company offers two portfolios--the Government/REPO Portfolio and the Money Market Portfolio (the "Portfolios"). Only PC holders of record at the close of business on July 31, 2006 will be entitled to vote at the Meeting, provided that, with respect to the proposal to approve new investment advisory agreements, only holders of Participation Certificates of a particular Portfolio have the right to vote with respect to the investment advisory agreement relating to such Portfolio. On the record date the following number of PCs of the Company were outstanding and entitled to be voted at the Meeting:
1,071,340,621.35 Government/REPO Portfolio PCs and 120,285,178.71 Money Market Portfolio PCs. Each PC is entitled to one vote. Cumulative voting is not permitted.

     Each PC holder of record on the record date shall be entitled to cast one vote for each PC and a pro rata vote for each fractional PC outstanding in its name as of the record date on each matter to be voted upon at the meeting. The approval of a majority of the issued and outstanding PCs affected by the matter to be voted upon shall be required for approval of such matter. The PC holders entitled to cast a vote with respect to at least a majority of the Company's issued and outstanding PCs, present in person or by proxy, shall constitute a quorum at the Meeting. Abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will have the same effect as a vote against a matter.

     THE COMPANY'S ANNUAL REPORT FOR ITS GOVERNMENT/REPO AND MONEY MARKET PORTFOLIOS, CONTAINING FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2005, HAS BEEN MAILED TO PC HOLDERS AND IS NOT TO BE REGARDED AS PROXY SOLICITATION MATERIAL. TO RECEIVE A FREE COPY OF THIS REPORT, CALL PFPC INC. AT
(800) 441-7764.

     If you do not expect to be present at the Meeting and wish your PCs to be voted, please date and sign the enclosed proxy and mail it in the enclosed reply envelope addressed to the Company, c/o PFPC Inc., P.O. Box 8950, Wilmington, Delaware 19899-9903, Mail stop F4-F760-1C-1.

                              SUMMARY OF PROPOSALS

     The following table indicates which PC holders are solicited with respect to each proposal.

                                                 Government / REPO   Money Market
                 Proposals                           Portfolio        Portfolio
                 ---------                       -----------------   -----------
1.  (a) Approval of Investment Advisory and              X
        Service Agreement for the
        Government/REPO Portfolio

    (b) Approval of Investment Advisory and                               X
        Service Agreement for the Money Market
        Portfolio

2.  Other Business                                       X                X

                                  INTRODUCTION

     The Company is a Maryland corporation and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

     At the Meeting, PC holders of the Company are being asked to approve new investment advisory agreements between the Company and BIMC (the "New Investment Advisory Agreements") to replace the existing investment advisory agreements between the Company and BIMC (the "Existing Investment Advisory Agreements") for the reasons discussed below. The Trustees believe that this proposal is in the best interests of the PC holders. The proposal is discussed in greater detail below.

                   APPROVAL OF INVESTMENT ADVISORY AGREEMENTS

     The 1940 Act requires that an investment advisory agreement of an investment company provide for its automatic termination in the event of its "assignment" (as defined in the 1940 Act). A sale of a controlling block of an investment adviser's voting securities generally is deemed to result in an assignment of an investment adviser's investment advisory agreements. Although BlackRock, Inc. ("BlackRock"), the parent company of BIMC, has indicated that it does not believe the Transaction (as defined below) will be an assignment of BIMC's existing investment advisory agreements under the 1940 Act, it is possible that the Transaction could be determined to be such an assignment, which would result in the automatic termination of the Existing Investment Advisory Agreements. Due to this uncertainty, the Company is submitting the New Investment Advisory Agreements to the Participation Certificate Holders to prevent any potential disruption in BIMC's ability to provide services after the Transaction is completed. The New Investment Advisory Agreements will be effective upon the closing of the Transaction or, if the Transaction is not completed, at such time as the Board of Trustees of the Company determines.

DESCRIPTION OF THE TRANSACTION

     BlackRock and Merrill Lynch announced on February 15, 2006 that they had reached an agreement pursuant to which Merrill Lynch will contribute its investment management business, Merrill Lynch Investment Managers ("MLIM"), to BlackRock, to form a new asset management company (the "Transaction"). Based on information supplied by BIMC, Merrill Lynch will have a 49.8% economic interest and a 45% voting interest in the combined company and The PNC Financial Services Group, Inc. ("PNC"), which currently holds a majority interest in BlackRock, will have approximately a 34% economic and voting interest. Each of Merrill Lynch and PNC has agreed that it will vote all of its shares on all matters in accordance with the recommendation of BlackRock's board. Completion of the Transaction is subject to various regulatory approvals, client consents, approval by BlackRock shareholders and customary conditions. The Transaction has been approved by the boards of directors of Merrill Lynch, BlackRock and PNC and is expected to close at the end of the third quarter of 2006.

     In anticipation of the Transaction, members of the Company's Board of Trustees met in person on July 21, 2006 for purposes of, among other things, considering whether it would be in the best interests of the Company and its PC holders to approve the New Investment Advisory Agreements between the Company and BIMC. The 1940 Act requires that the New Investment Advisory Agreements be approved by the Company's PC holders in order to become effective. At the Board meeting and for the reasons discussed below (see "Board Considerations" below), the Board, including a majority of the members of the Board who are not "interested persons" of the Company or BIMC as defined in the 1940 Act (the "Independent Board Members"), approved the New Investment Advisory Agreements and recommended their approval by the Company's PC holders. In the event the PC holders of a Portfolio do not approve the New Investment Advisory Agreement with respect to such Portfolio, the Board will take such action as it deems to be in the best interests of the Company and the PC holders.

EXISTING INVESTMENT ADVISORY AGREEMENTS

     The Existing Investment Advisory Agreements for the Government/REPO Portfolio and the Money Market Portfolio were initially approved by the PC holders of the Company on April 23, 2001 and were entered into as of April 30, 2001. The Existing Investment Advisory Agreements were most recently renewed by the Board of Trustees, including a majority of the Independent Trustees, at an in-person meeting of the Board held on March 27, 2006.

     Under the Existing Investment Advisory Agreements, BIMC manages the Government/REPO Portfolio and the Money Market Portfolio and is responsible for all purchases and sales of the Portfolios' securities. BIMC also acts as servicing agent, maintains the financial accounts and records and computes the net asset value and net income for the Portfolios.

     For the services provided and expenses assumed by it with respect to the Government/REPO Portfolio and the Money Market Portfolio, under the Existing Investment

Advisory Agreements, BIMC is entitled to receive a fee, computed daily and payable monthly, at the following annual rates:

ANNUAL FEE   PORTFOLIO ANNUAL NET ASSETS
----------   ---------------------------
   .20%      of the first $250 million
   .15%      of the next $250 million
   .12%      of the next $250 million
   .10%      of the next $250 million
   .08%      of amounts in excess of $1 billion

     BIMC has agreed to voluntarily reduce the fees otherwise payable to it by the Government/REPO Portfolio to the extent necessary to reduce the ordinary operating expenses of the Government/REPO Portfolio so that they do not exceed 0.15% of the Government/REPO Portfolio's average net assets for each fiscal year. BIMC has agreed contractually to reduce the fees otherwise payable to it by the Money Market Portfolio to the extent necessary to reduce the ordinary operating expenses of the Money Market Portfolio so that they do not exceed 0.30% of the Money Market Portfolio's average net assets for each fiscal year. In addition, BlackRock, in conjunction with BCS Financial Services Corporation, the administrator of the Company ("BCS"), have entered into further fee waivers, which reduced total annual portfolio operation expenses for the year ended December 31, 2005 to 0.10% of average daily net assets for the Government/REPO Portfolio.

     BIMC also has agreed that if in any fiscal year the expenses borne by the Government/REPO Portfolio and the Money Market Portfolio exceed the applicable expense limitations imposed by the securities regulations in any state in which participation certificates of the Portfolios are registered or qualified for sale to the public, it will reimburse the respective Portfolio for any excess to the extent required by such regulations. Unless otherwise required by law, such reimbursement would be accrued and paid by the Portfolios.

     For the year ended December 31, 2005, BIMC was paid fees of $386,503, net of $1,021,537 waived fees, as investment adviser and service agent for the Government/REPO Portfolio. For the same period, BIMC was paid fees of $270,784, net of $47,796 waived fees, as investment adviser and service agent for the Money Market Portfolio.

     BIMC acts as an investment adviser to other Funds having similar investment objectives to the Company. Listed below are those Funds along with the size of each Fund and the rate of compensation. Also included is information on those Funds where the investment adviser has waived, reduced, or otherwise agreed to reduce its compensation under any applicable agreement.

BIMC ADVISED MUTUAL FUNDS: ADVISORY FEE SCHEDULES

                                  Assets                  Annual Fee *
           Fund                 (6/30/06)        (Based On Average Net Assets)
           ----              ---------------   ---------------------------------
BlackRock Liquidity Funds
   TempFund (a)              $31,315,246,538   0.175% of first $1 billion (1)(3)
   TempCash (a)              $11,769,119,250   0.175% of first $1 billion (2)(3)
   FedFund (a)               $ 3,496,571,779   0.175% of first $1 billion (2)(3)
   T-Fund (a)                $ 4,900,200,882   (based on aggregate assets
   Federal Trust Fund (a)    $   116,038,334   of the four Government
   Treasury Trust Fund (a)   $ 1,196,684,209   portfolios)
The RBB Fund, Inc.
   Money Market (a)          $   290,164,733   0.45% of first $250 million (4)

*    Fee may have subsequent breakpoints as described in the End Notes

SUB-ADVISORY FEE SCHEDULES

                                  Assets                  Annual Fee *
           Fund                 (6/30/06)        (Based On Average Net Assets)
           ----              ---------------   ---------------------------------
BlackRock Funds
   Money Market (a)          $ 1,474,478,284   0.45% of first $1 billion (5)
   U.S. Treasury Money
   Market (a)                $   484,487,257   0.45% of first $1 billion (5)
GuideStone Funds
   Money Market              $   850,122,245   0.065%
Metropolitan Series
   BlackRock
   Money Market              $ 1,228,725,000   0.08% of first $500 million (6)

*    Fee may have subsequent breakpoints as described in the End Notes

End Notes:

(a) BIMC has fee waiver and/or expense reimbursement arrangements with these funds. The fee rates shown do not reflect the effect of these fee waivers or expense reimbursement arrangements.

(1) Subsequent break points are: .15% of next $1 billion; .125% of next $1 billion; .10% of next $1 billion; .095% of next $1 billion; .09% of next $1 billion; .08% of next $1 billion .75% of next $1 billion; and .07% of net assets over $8 billion.

(2) Subsequent break points are: .15% of next $1 billion; .125% of next $1 billion; .10% of next $1 billion; .095% of next $1 billion; .09% of next $1 billion; .085% of next $1 billion; and .08% of net assets over $7 billion.

(3) The foregoing fee arrangements were in effect until February 21, 2006. Effective February 21, 2006, BIMC entered into a new Management Agreement with these funds providing for revised fee arrangements. The fees under the new Management Agreement cover administrative services in addition to advisory services. The annual fee for TempFund under the new Management Agreement is .350% of first $1 billion; .300% of next $1 billion; .250% of next $1 billion; .200% of next $1 billion; .195% of next $1 billion; .190% of next $1 billion; .180% of next $1 billion; .175% of next $1 billion; and .170% of amounts in excess of $8 billion. The annual fee for TempCash under the new Management Agreement is .350% of first $1 billion; .300% of next $1 billion; .250% of next $1 billion; .200% of next $1 billion; .195% of next $1 billion; .190% of next $1 billion; .185% of next $1 billion; and .180% of amounts in excess of $7 billion. The annual fee for FedFund, T-Fund, Federal Trust Fund and Treasury Trust Fund under the new Management Agreement is (a) .175% of first $1 billion; .150% of next $1 billion; .125% of next $1 billion; .100% of next $1 billion; .095% of next $1 billion; .090% of next $1 billion; .085% of next $1 billion; and .080% of amounts in excess of $7 billion (based on aggregate net assets of these four portfolios), plus (b) .175% of first $1 billion; .150% of next $1 billion; .125% of next $1 billion; and .100% of amounts in excess of $3 billion (based on net assets of each portfolio).

(4) Subsequent break points are: .40% of next $250 million; .35% of net assets over $500 million.

(5) Subsequent break points are: .40% of next $1 billion; .375% of next $3 billion; and .35% of net assets over $3 billion.

(6) Subsequent break points are: .07% of next $500 million and .06% of net assets over $1 billion.

     PFPC Trust Company, an affiliate of PNC and BIMC, has been retained to act as custodian of the Portfolios' investments. For the year ended December 31, 2005, PFPC Trust Company was paid fees of $96,571 as custodian for the Government/REPO Portfolio, and $23,546 as custodian for the Money Market Portfolio.

     PFPC Inc., an affiliate of PNC and BIMC, has been retained to act as transfer agent for the Company. For the year ended December 31, 2005, PFPC Inc. was paid fees of $29,756 as transfer agent for the Government/REPO Portfolio and $4,831 as transfer agent for the Money Market Portfolio.

NEW INVESTMENT ADVISORY AGREEMENTS

     At a meeting of the Trustees held on July 21, 2006, the Trustees, including a majority of the Independent Trustees, voted to approve, and to recommend that the PC holders of the Company approve, the New Investment Advisory Agreements. If PC holders approve the New Investment Advisory Agreements, the Existing Investment Advisory Agreements will be terminated. The Trustees have determined that approving the New Investment Advisory Agreements for these purposes is appropriate and beneficial to the Company and the PC holders.

     The New Investment Advisory Agreements are identical in all substantive respects to the Existing Investment Advisory Agreements except as follows.
Section 3(c) of each of the Existing Investment Advisory Agreements provides:
"In no instance will portfolio securities be purchased from or sold to BCS, BIMC, or any affiliated person thereof." The New Investment Advisory Agreements each retain this restriction but contain the following exception: "except as permitted by the 1940 Act, or by applicable SEC exemptive order or no action letter."

     As a result of the Transaction, Merrill Lynch and its affiliates and certain other entities will become or may become affiliated persons of BIMC. Because Merrill Lynch and these other entities are significant participants in the securities markets in which BIMC is likely to trade securities on behalf of the Portfolios, it could be disadvantageous for the Portfolios and the Company if BIMC were to be prohibited from purchasing portfolio securities from, and selling portfolio securities to, Merrill Lynch and these other entities in all circumstances.

     Under Section 17(a) of the 1940 Act, it would be unlawful for an affiliated person of BIMC to sell any security to or purchase any security from the Company, except in the limited circumstances set forth therein. However, under
Section 17(b) of the 1940 Act, an order may be sought from the Securities and Exchange Commission (the "SEC") exempting transactions from the foregoing restriction. The SEC shall grant such an order if evidence establishes that:

     (1) the terms of the proposed transaction, including the consideration to be paid or received, are reasonable and fair and do not involve overreaching;

     (2) the proposed transaction is consistent with the policy of each registered investment company concerned; and

     (3) the proposed transaction is consistent with the general purposes of the 1940 Act.

     Merrill Lynch and related entities have received the foregoing types of orders from the SEC with regard to certain Merrill Lynch money market funds, and it appears to be likely that these orders could be extended to cover the Company, or a similar order or orders could be obtained with respect to the Company, if this is determined to be desirable. The orders obtained by Merrill Lynch contain substantive and procedural safeguards to protect the registered investment companies which would be involved in such transactions.

     Because it could be disadvantageous to prohibit transactions with Merrill Lynch and other entities that may be deemed to be affiliates of BIMC (or BCS) in all circumstances, and because the 1940 Act and applicable SEC exemptive orders and no-action letters would provide appropriate safeguards with respect to such transactions, the Board of Trustees, including a majority of the Independent Trustees, approved the New Investment Advisory Agreements, which would permit transactions with Merrill Lynch and other entities under the circumstances specified in the New Investment Advisory Agreements.

FEES AND EXPENSES

     The fees payable by each Portfolio under the New Investment Advisory Agreements are identical to the Existing Investment Advisory Agreements. THEREFORE, PC HOLDER APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENTS WILL NOT RESULT IN ANY INCREASE IN TOTAL FEES PAYABLE. In addition, BIMC has contractually agreed with the Company and BCS that BIMC will pay and reimburse the Company and BCS for all reasonable costs and expenses incurred by the Company and BCS in connection with approval of and entering into the New Investment Advisory Agreements, including costs and expenses of the meeting of the Board of Trustees, and the Meeting of PC holders, preparation, filing and transmission of this proxy statement and all related materials, and solicitation of proxies to be voted at the Meeting of PC holders. BIMC has advised the Company that it intends to seek reimbursement from Merrill Lynch for these costs and expenses.

TERM AND TERMINATION

     The New Investment Advisory Agreements will become effective with respect to a Portfolio upon such date as the Company and BIMC agree, following approval of the New Investment Advisory Agreement by PC holders of such Portfolio. Unless sooner terminated, the New Investment Advisory Agreement will continue with respect to such Portfolio until April 30, 2008. Thereafter, if not terminated, the New Investment Advisory Agreement will continue with respect to a Portfolio for successive annual periods ending on April 30, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees who are not parties to the New Investment Advisory Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio, provided, however, that the New Investment Advisory Agreement may be terminated with respect to a Portfolio by the Company at any time, without the payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio, on 60 days' written notice to the Investment Adviser, or by the Investment Adviser at any time, without payment of any penalty, on 60 days' written notice to the Company. The New Investment Advisory Agreements will immediately terminate in the event of their assignment. The term and termination provisions of the New Investment Advisory Agreements are the same as those provisions in the Existing Investment Advisory Agreements, except that the Existing Investment Advisory Agreements currently will continue until April 30, 2007, rather than April 30, 2008, and thereafter for successive annual periods ending on April 30, provided such continuance is approved at least annually as described above with respect to the New Investment Advisory Agreements.

BOARD CONSIDERATIONS

     The New Investment Advisory Agreements were approved by the Board of Trustees, including a majority of the Independent Trustees, at an in-person meeting of the Board held on

July 21, 2006. In determining to approve the New Investment Advisory Agreements, the Trustees met with the relevant investment advisory personnel from BIMC and considered all information they deemed reasonably necessary to evaluate the terms of the New Investment Advisory Agreements. The Board received materials in advance of the meeting relating to its consideration of the New Investment Advisory Agreement for each Portfolio, including, among other things: (i) fees and expense ratios of each Portfolio; (ii) information on the investment performance of each Portfolio in comparison to the investment performance of a peer group of funds; (iii) information with respect to profitability of BlackRock, and PNC - affiliated companies for the years ended December 31, 2005 and 2004; and (iv) information regarding fees paid to service providers that are affiliates of the Investment Adviser. At the November 16, 2005 Board meeting, the Trustees reviewed a report from Lipper, Inc. ("Lipper"), an independent provider of investment company data. The report contained, along with other information, data regarding fees and expense ratios of each Portfolio in comparison to the fees and expense ratios of a peer group of funds and investment performance of each Portfolio in comparison to the investment performance of a peer group of funds.

     Fees and Expenses. In approving the New Investment Advisory Agreements, the Trustees took into account fees, both before (referred to as "Contractual") and after (referred to as "Total") any fee waivers and expense reimbursements, and expense ratios of each Portfolio against fees and expense ratios of a peer group of funds with similar asset levels and expense structures (a "peer group"). Both the peer group category and the funds within the peer group with respect to the fee and expense comparisons were selected by Lipper. The Trustees noted that the Portfolios had both Contractual and Total fees in the two lowest quintiles of their respective peer group.

     The Trustees also were provided with information about the services rendered, and the fee rates offered, to other clients advised by BIMC, including other money market funds. Based upon all of the information received, the Trustees concluded that the fees to be paid pursuant to the New Investment Advisory Agreements were fair and reasonable.

     Nature, Extent And Quality Of Services. The Trustees received information concerning the investment philosophy and investment process used by the Investment Adviser in managing the Portfolios. In connection with this information, the Trustees considered the Investment Adviser's in-house research capabilities as well as other resources available to the Investment Adviser's personnel.

     The Trustees also considered the quality of the services provided by the Investment Adviser to the Portfolios. The Trustees received and considered information regarding the procedures of the Investment Adviser designed to fulfill its duties to the Portfolios with respect to compliance matters.

     The Trustees considered information relating to the education, experience and number of investment professionals and other personnel who provide services under the Advisory Agreements. The reputation of BlackRock and its financial resources also were taken into consideration. The Trustees concluded that the services provided by the Investment Adviser were consistent with the Portfolios' requirements and that the Investment Adviser appeared to have the necessary personnel and other resources to meet its obligations under the Advisory Agreements.

     Fund Performance. The Board of Trustees received and considered information about the investment performance of each Portfolio, as well as the performance of funds with the same investment classification and objective ("performance universe"). The funds included within each Portfolio's performance universe were selected by Lipper. The Board was provided with performance data for each Portfolio over the one, two, three, five-year and since inception periods ended August 31, 2005. The Trustees concluded that the performance of each Portfolio was competitive with its performance universe as reported by Lipper.

     Profitability. The Board of Trustees considered the level of BIMC's and its affiliates' profits in respect of their relationship with the Portfolios, including the cost of services provided by BIMC. This consideration included a review of BIMC's methodology in allocating its costs to the management of a Portfolio. The Board of Trustees considered the profits realized by BIMC and its affiliates in connection with the operation of each Fund. The Board of Trustees also considered BIMC's profit margins and related industry data. The Board concluded that BIMC's profit is a reasonable profit for the services provided to the Portfolios.

     Economies Of Scale. The Trustees received and considered information in the Lipper report regarding economies-of-scale in light of existing breakpoints and the level of assets in the Portfolios over the past year. The Trustees concluded that the advisory fee structure was reasonable.

     Other Benefits To The Investment Adviser. The Board of Trustees also took into account not only the advisory fees payable by the Portfolios, but also potential benefits to the Investment Adviser, such as the engagement of affiliates of the Investment Adviser as service providers to the Portfolios, for administrative, transfer agency and custodial services.

     No single factor was considered in isolation or was determinative to the decision of the Board to approve the Advisory Agreements. Rather, the Board concluded, in light of a weighing and balancing of all factors considered, that it was in the best interest of each Portfolio to approve the New Investment Advisory Agreements, including the fees to be charged for services thereunder.

INFORMATION REGARDING BIMC

     BIMC has its principal offices at 100 Bellevue Parkway, Wilmington, Delaware 19809. The names, addresses and principal occupations of the principal executive officer and directors of BIMC are as follows:

  NAME AND ADDRESS*       POSITION WITH BIMC           PRINCIPAL OCCUPATION
  -----------------       ------------------           --------------------
Paul L. Audet          Managing Director and     Managing Director, BlackRock,
                       Director                  Inc., Head, Cash Management and
                                                 Regional Chief Operating
                                                 Officer, Delaware Office,
                                                 BlackRock, Inc.

  NAME AND ADDRESS*       POSITION WITH BIMC           PRINCIPAL OCCUPATION
  -----------------       ------------------           --------------------
Laurence J. Carolan    Managing Director and     Managing Director, BIMC
                       Director
Laurence D. Fink       Chief Executive Officer   Chief Executive Officer,
                                                 BlackRock, Inc.
Robert S. Kapito       Vice Chairman and         Vice Chairman of BlackRock,
                       Director                  Inc.
Kevin M. Klingert      Managing Director and     Managing Director, BIMC
                       Director
John P. Moran          Managing Director,        Managing Director and
                       Treasurer and Director    Treasurer, BIMC
Ralph L. Schlosstein   President and Director    President and Director,
                                                 BlackRock, Inc.; Trustee:
                                                 Visiting Board of Overseers of
                                                 John F. Kennedy School of
                                                 Government of Harvard
                                                 University; Financial
                                                 Institutions Center of The
                                                 Wharton School of the
                                                 University of Pennsylvania;
                                                 American Museum of Natural
                                                 History; Trinity School; New
                                                 Visions for Public Education;
                                                 The Public Theater; The James
                                                 Beard Foundation; Board of
                                                 Advisors, Marujupu LLC.
Mark G. Steinberg      Managing Director and     Managing Director, BIMC
                       Director

* The address for these individuals is 100 Bellevue Parkway, Wilmington, Delaware 19809.

OWNERSHIP OF BIMC

     The names and addresses of all corporate parents of BIMC and the basis of control of BIMC and each corporate parent by its immediate corporate parent are as follows:

     BlackRock Advisors, Inc.* owns 100% of BIMC

     BlackRock, Inc.** owns 100% of BlackRock Advisors, Inc.

     PNC Asset Management, Inc.*** owns 70% of BlackRock, Inc.

     PNC Investment Holdings, Inc.*** owns 100% of PNC Asset Management, Inc.

     PNC Bank, N.A.*** owns 100% of PNC Investment Holdings, Inc.

     PNC Bankcorp, Inc.*** owns 100% of PNC Bank, N.A.

     The PNC Financial Services Group, Inc.*** owns 100% of PNC Bankcorp, Inc.

*   Address:
    100 Bellevue Parkway
    Wilmington, DE 19809

**  Address:
    40 East 52nd Street
    New York, NY 10022

*** Address:
    One PNC Plaza
    249 Fifth Avenue
    Pittsburgh, PA 15222

     To the knowledge of the Company, in addition to the corporate parents named above, there are no other persons who own, of record or beneficially, 10 percent or more of the outstanding voting securities of BIMC.

                             ADDITIONAL INFORMATION

SIGNIFICANT OWNERS

     On July 31 2006, the name, address, number of PCs held of record and percentage of ownership of persons which may be the beneficial owners of 5% or more of the outstanding PCs of the Government/REPO Portfolio because they possessed or shared voting or investment power with respect to such PCs on behalf of their underlying accounts were as follows:

Name and Address of Owner                   Number of PCs Owned   Percent of Portfolio
-------------------------                   -------------------   --------------------
Blue Shield of California                       62,056,488.20             5.79%
50 Beale Street
San Francisco, California 94105

BlueCross BlueShield Association               149,107,672.06            13.92%
225 North Michigan Avenue
Chicago, Illinois 60601

Health Care Service Corporation                186,181,829.49            17.38%
300 East Randolph Street
Chicago, Illinois 60601

The Lifetime Healthcare Companies              155,648,072.20            14.53%
165 Court Street
Rochester, New York 14647

Name and Address of Owner                   Number of PCs Owned   Percent of Portfolio
-------------------------                   -------------------   --------------------
Capital Blue Cross                             103,020,000.00             9.61%
2500 Elmerton Avenue
Harrisburg, Pennsylvania 17177

BlueCross BlueShield of South Carolina         245,761,067.54            22.94%
1-20 at Alpine Road
Columbia, South Carolina 29219

     On July 31, 2006, the name, address, number of PCs held of record and percentage of ownership of persons which may be the beneficial owners of 5% or more of the outstanding PCs of the Money Market Portfolio because they possessed or shared voting or investment power with respect to such PCs on behalf of their underlying accounts were as follows:

Name and Address of Owner                   Number of PCs Owned   Percent of Portfolio
-------------------------                   -------------------   --------------------
Blue Cross and Blue Shield of Delaware           11,147,659.95            9.27%
One Brandywine Gateway
Wilmington, Delaware 19899

BlueCross BlueShield Association                 21,397,903.32           17.79%
225 North Michigan Avenue
Chicago, Illinois 60601

Highmark, Inc.                                   42,138,300.00           35.03%
120 Fifth Avenue
Pittsburgh, Pennsylvania, 17402

BlueCross BlueShield of South Carolina            8,419,994.74            7.00%
1-20 at Alpine Road
Columbia, South Carolina 29219

Mountain State Blue Cross and Blue Shield         8,905,892.97            7.40%
P.O. Box 1948
Parkersburg, West Virginia 26102

     As individuals, the Trustees cannot directly own PCs of the Company; however, all of the Trustees are officers or employees of corporations that are eligible to own PCs and may be deemed to exercise voting and investment power in that capacity. As of July 31, 2006 the Trustees' employers owned or controlled the following:

Trustee              Government/REPO Portfolio PCs   Money Market Portfolio PCs
-------              -----------------------------   --------------------------
David P. Behnke                9,053,615.46                          0.00
Paul F. Brown                149,107,672.06                 21,397,903.32

Trustee              Government/REPO Portfolio PCs   Money Market Portfolio PCs
-------              -----------------------------   --------------------------
Emil D. Duda                 155,648,072.20                  1,086,347.54
John G. Foos                  25,904,115.41                     13,007.98
Terry D. Kellogg              41,215,762.87                          0.00
Robert A. Leichtle           245,761,067.54                  8,419,994.74
Gerard T. Mallen             186,181,829.49                          0.00
Joseph P. Reichard                     0.00                 42,138,300.00
John C. Trifone                        0.00                          0.00
Marilyn T. Tromans                     0.00                          0.00

PC HOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any PC holder proposal intended to be presented at the Annual Meeting of PC holders to be held in 2007 must be received by the Company at its principal office not later than January 6, 2007 in order for it to be included in the Company's proxy materials relating to such Annual Meeting. In order for a PC holder to present a proposal at the 2007 Annual Meeting of Participation Certificate Holders, even if the proposal is not submitted by the deadline for inclusion in the Proxy Statement, notice must be given to the Secretary no later than March 30, 2007.

OTHER MATTERS

     Management at present knows of no other business to be presented at the Meeting or at any adjournment(s) thereof by or on behalf of the Company or its management. Should any other matter requiring a vote of PC holders arise, the persons named in the enclosed proxy will, unless authority to vote on other matters is withheld, vote for the recommendations of management with respect to such matters.

Dated: August 17, 2006

        PC HOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO
         WISH TO HAVE THEIR PCs VOTED ARE REQUESTED TO DATE AND SIGN THE
                     ENCLOSED PROXY AND RETURN IT PROMPTLY.

                           PLAN INVESTMENT FUND, INC.
                               2 MID AMERICA PLAZA
                                    SUITE 200
                        OAKBROOK TERRACE, ILLINOIS 60181

              PROXY SOLICITATION ON BEHALF OF THE BOARD OF TRUSTEES
                FOR SPECIAL MEETING OF PARTICIPATION CERTIFICATE
                    HOLDERS TO BE HELD ON SEPTEMBER 22, 2006

     The undersigned Participation Certificate ("PC") holder of Plan Investment Fund, Inc. does hereby appoint Sandra K. Strutz, as attorney and proxy of the undersigned, with full power of substitution, to attend the Special Meeting of Participation Certificate holders to be held on September 22, 2006, at the offices of BCS Financial Services Corporation, 2 Mid America Plaza, Suite 200, Oakbrook Terrace, Illinois, at 10:00 A.M. CT and at all adjournments thereof, and thereat to vote the PCs held in the name of the undersigned on the record date for said meeting on the matters listed below, all of which have been proposed by Plan Investment Fund, Inc.

1. Approval of Investment Advisory Agreements between the Company and BlackRock Institutional Management Corporation.

(a) Approve investment advisory agreement for Government/REPO Portfolio. [TO BE VOTED ON ONLY BY PC HOLDERS OF GOVERNMENT/REPO PORTFOLIO.]

 (Government/REPO Investment Advisory Agreement) __ FOR ___ AGAINST ___ ABSTAIN

(b) Approve investment advisory agreement for Money Market Portfolio. [TO BE VOTED ON ONLY BY PC HOLDERS OF MONEY MARKET PORTFOLIO.]

  (Money Market Investment Advisory Agreement) ___ FOR ___ AGAINST ___ ABSTAIN

2.   Other Business

     Recommendations of management with respect to such other business properly brought before the Meeting (or any adjournment(s) thereof).

                 (Other Business) ___ FOR ___AGAINST ___ ABSTAIN

     The PCs represented by this Proxy shall be voted as instructed, provided that if no instruction is given for a particular matter, this Proxy confers authority to vote -

(a) For Approval of Investment Advisory Agreements as set forth in paragraph 1 above and;

(b) For the recommendations of management with respect to such other business properly brought before the Meeting (or any adjournment(s) thereof).

Dated:            , 2006
       -----------


-------------------------------------
(Signature)

-------------------------------------
(Title)

THIS PROXY SHOULD BE SIGNED BY AN OFFICER AUTHORIZED TO GIVE WRITTEN INSTRUCTIONS FOR INVESTMENT ACCOUNTS AND RETURNED TO THE COMPANY C/O PFPC Inc., P.O. BOX 8950, WILMINGTON, DELAWARE, 19885-9903, Mail stop F4-F760-1C-1.


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